Exhibit 99.1
NEWS
Contacts:

Analysts/Investors: Brian J. Radecki - Chief Financial Officer (301) 664-9132 bradecki@costar.com Media: Tim Trainor - Communications Director (301) 280-7695 ttrainor@costar.com

CoStar Group, Inc. Announces Second Quarter 2007 Results

Quarterly Revenues Up 22.7% Year-over-Year; Company Positioned for
Significant Earnings Growth Throughout Second Half of 2007 and 2008

BETHESDA, MD – July 25, 2007 – CoStar Group, Inc. (NASDAQ: CSGP) today announced that its second quarter 2007 revenues increased 22.7% over the same period a year ago and grew sequentially by 6.6% over first quarter 2007 revenues. Having made a number of strategic investments over the past three quarters, the Company believes it has nearly completed earlier reported step-ups in investing activity and is now positioned to show strong earnings leverage over the next two quarters and throughout 2008.

Year 2006-2007 Quarterly Results
(in millions, except per share data)
	2006				2007
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$37.3	$38.9	$40.6	$42.1	$44.8	$47.8
EBITDA	4.7	5.3	8.8	7.2	5.0	4.2
Net income	1.9	2.3	4.7	3.5	1.8	1.2
Net income per share - diluted	0.10	0.12	0.25	0.18	0.09	0.06
Weighted average outstanding shares - diluted	19.3	19.3	19.1	19.2	19.2	19.3

"We made a significant investment in our business over the last three quarters to dramatically grow the number of markets in which we provide our service within the U.S., to increase the quality of our service offerings in both the

United States and Europe, and to increase the reach of our sales force," stated Andrew C. Florance, CoStar Group president and CEO. "We believe that these investments, coupled with improving operational efficiencies across our organization, position the Company for sustained earnings leverage through 2008. Having made substantial progress towards achieving our primary investment objectives, we do not plan to initiate additional new significant investments in 2008. Our primary focus moving forward will be working towards a 30% EBITDA margin in our U.S. operation."

As previously announced, the Company has been researching 81 new U.S. markets and plans to release its CoStar Property Professional service offering in these 81 markets in the third and fourth quarters of 2007. These 81 new markets, or core-based statistical areas (CBSAs), will be in addition to the 121 CBSAs in which CoStar Property Professional is currently offered.

Revenues for the second quarter of 2007 were $47.8 million compared to $38.9 million for the second quarter of 2006 and $44.8 million for the first quarter of 2007.  Core subscription-based revenues, which are supported by consistently high subscriber renewal rates, account for the majority of that growth. CoStar’s rate of renewal for subscription services was approximately 92% during the second quarter of 2007.

As CoStar previously announced, it is currently investing heavily in its research operations in order to expand its geographic coverage of commercial real estate throughout the United States. Because it believes that there is significant demand for its service on a nationwide basis, the Company has embarked on an unprecedented goal of providing its information service in every significant commercial real estate market in the U.S.  As a result of this effort, the total number of proactively researched and verified commercial real estate listings in CoStar’s U.S. database grew 46% year-over-year, from approximately 528,000 at the end of the second quarter of 2006 to approximately 770,000 at the end of the second quarter of 2007.

CoStar’s total proprietary database (U.S. and Europe) covers more than 2.3 million proactively researched and verified properties, and contains 4.2 million images and more than 40 billion square feet of inventory across all commercial property types and classes.

"We are well on our way to achieving our goal of being the only real estate information provider with the research organization, proprietary software and infrastructure to offer truly comprehensive, national U.S. and U.K. coverage," said Florance.  "Being in a position to offer truly national information on a market-by-market and building-by-building basis will enable us to offer our service in more markets and strengthen the value of our service for both current and potential subscribers who would benefit enormously from having an information provider offering high quality, nationwide coverage."

During the quarter, CoStar finalized an agreement with CCIM Institute, an affiliate of the National Association of REALTORS. Under the agreement, CoStar will provide each CCIM member access to all for lease listings in the respective CCIM member's home market, as well as access to CoStar's for sale listings nationwide through CoStar Listings Express. CoStar believes its growing national coverage was a key factor in CCIM Institute's selection.

"The timing of the agreement with CCIM Institute is advantageous since it coincides with our upcoming release of 81 new markets and could accelerate the expansion market opening process by introducing the Company and its product offerings to a large number of commercial real estate professionals through a highly reputable channel," said Florance.

Highlights from the quarter include a successful return as a major exhibitor at the International Council of Shopping Centers (ICSC) spring convention, and the signing of new retail-related subscriptions with several major retailers and retail-related owners, developers and brokers, including two of the top five largest retail property owners in the country.  In total, the Company signed 81 new retail-related deals in the second quarter.

Also during the quarter, CoStar Group filed copyright infringement and other legal claims against Centers & Malls, LLC, a company providing a service that competes with CoStar’s retail offering. As a result, the United States District Court for Maryland issued a Temporary Restraining Order directing Centers & Malls to stop all sales, distribution and use of its competing service, which includes shopping center data that the court found had been pirated from CoStar.  The court order also affirmed that CoStar’s proprietary method of compiling and classifying information in its database is protected under federal copyright law.

Net income was $1.2 million, or $0.06 per share, for the second quarter of 2007 compared to net income of $2.3 million, or $0.12 per share, for the second quarter of 2006.  For the second quarter of 2007, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was $4.2 million compared to EBITDA of $5.3 million in the second quarter of 2006.

The second quarter 2007 results also include non-cash charges for equity compensation of approximately $1.5 million, including stock option compensation expense of approximately $755,000 resulting from CoStar's adoption on January 1, 2006 of Statement of Financial Accounting Standards No. 123 (Revised 2004) "Share-based Payment" (SFAS 123R).  The $1.5 million in non-cash charges for equity compensation are primarily included in general and administrative expenses, selling and marketing expenses, and cost of revenues. By comparison, non-cash charges for equity compensation were $1.0 million for the second quarter of 2006. The Company expects 2007 non-cash equity compensation expense to be approximately $6.0 million.

As of June 30, 2007, CoStar had $154.5 million in cash, cash equivalents and short-term investments. The Company has no long-term debt.

2007 Outlook

“As a result of solid first and second quarter 2007 revenue growth, we are adjusting our expectation for overall 2007 revenue growth to approximately 22%, with organic revenue growth of approximately 18% over 2006," said CoStar Group Chief Financial Officer Brian J. Radecki. “We expect a sequential quarterly increase in revenue of 3.5% to 5.0% for the third and fourth quarters of 2007."

"For the third quarter of 2007, we expect fully diluted net income per share of approximately $0.12 to $0.15 as we begin to grow earnings from U.S. operations, and we now expect net income per share of approximately $0.50 to $0.55 for 2007," said Radecki.

Management will conduct a conference call to discuss earnings results for the second quarter ended June 30, 2007 and the financial outlook for the third quarter of 2007 at 11:00 a.m. EDT on Thursday, July 26, 2007.

The audio portion of the conference call will be broadcast live over the Internet at http://www.costar.com/corporate/investor/.  If you would like to join by telephone, please call (800) 329-4405 within the United States or (706) 634-0964 outside the United States.  A telephonic replay of the conference call will be available two hours after the live call concludes through midnight on August 3, 2007.  The replay telephone number is  (800) 642-1687 within the United States or (706) 645-8600 outside the United States.  Refer to Conference ID 6859325.  The replay will also be available over the Internet at http://www.costar.com/corporate/investor/ for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006

Revenues	$47,794	$38,946	$92,625	$76,220
Cost of revenues	19,318	12,606	37,144	25,532
Gross margin	28,476	26,340	55,481	50,688

Operating expenses:
Selling and marketing	14,662	12,109	27,828	23,034
Software development	3,270	3,084	6,340	5,982
General and administrative	9,089	7,633	17,152	15,202
Purchase amortization	1,209	1,116	2,479	2,224
	28,230	23,942	53,799	46,442

Income from operations	246	2,398	1,682	4,246
Other income, net	1,891	1,610	3,753	3,036
Income before income taxes	2,137	4,008	5,435	7,282
Income tax expense, net	962	1,704	2,446	3,118

Net income	$1,175	$2,304	$2,989	$4,164

Net income per share - basic	$0.06	$0.12	$0.16	$0.22
Net income per share - diluted	$0.06	$0.12	$0.15	$0.22

Weighted average outstanding shares - basic	18,952	18,822	18,928	18,757
Weighted average outstanding shares - diluted	19,348	19,261	19,284	19,187

Reconciliation of Non-GAAP Financial Measures with Net Income

Net income	$1,175	$2,304	$2,989	$4,164
Purchase amortization in cost of revenues	623	261	948	517
Purchase amortization in operating expenses	1,209	1,116	2,479	2,224
Depreciation and other amortization	2,149	1,484	4,164	2,933
Interest income, net	(1,891)	(1,610)	(3,753)	(3,036)
Income tax expense, net	962	1,704	2,446	3,118
EBITDA	$4,227	$5,259	$9,273	$9,920

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Revenues
United States	$41,881	$35,840	$82,062	$70,264
International	5,913	3,106	10,563	5,956
Total Revenues	$47,794	$38,946	$92,625	$76,220

EBITDA
United States	$5,754	$5,076	$11,604	$9,757
International*	(1,527)	183	(2,331)	163
Total EBITDA	$4,227	$5,259	$9,273	$9,920

* International EBITDA includes a corporate allocation of approximately $975,000 and $252,000 for the three months ended June 30, 2007 and 2006, respectively, and $1,750,000 and $504,000 for the six months ended June 30, 2007 and 2006, respectively.

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,434	$38,159
Short-term investments	118,041	119,989
Accounts receivable, net	8,969	9,202
Deferred income taxes	7,904	7,904
Prepaid and other current assets	3,413	3,497
Total current assets	174,761	178,751

Deferred income taxes	3,668	6,973
Property and equipment, net	19,968	18,407
Intangible and other assets, net	91,839	69,669
Deposits and other assets	1,723	1,637
Total assets	$291,959	$275,437

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$19,878	$15,328
Deferred revenue	10,923	8,817
Total current liabilities	30,801	24,145

Deferred income taxes	1,803	1,182

Stockholders' equity	259,355	250,110
Total liabilities and stockholders' equity	$291,959	$275,437

Reconciliation of Non-GAAP Financial Measures with 2006-2007 Quarterly Results
(in millions)
	2006				2007
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$1.9	$2.3	$4.7	$3.5	$1.8	$1.2
Purchase amortization	1.4	1.4	1.3	1.3	1.6	1.8
Depreciation and other amortization	1.4	1.5	1.6	1.9	2.0	2.1
Interest income, net	(1.4)	(1.6)	(1.8)	(1.9)	(1.9)	(1.9)
Income tax expense, net	1.4	1.7	3.0	2.4	1.5	1.0
EBITDA	$4.7	$5.3	$8.8	$7.2	$5.0	$4.2

About CoStar Group, Inc.

CoStar Group, Inc. (Nasdaq - CSGP) is the number one provider of information services to commercial real estate professionals in the United States as well as the United Kingdom.  CoStar's suite of services offers customers access via the Internet to the most comprehensive database of commercial real estate information throughout the U.S. as well as in the United Kingdom and France.   Headquartered in Bethesda, MD, the company has approximately 1,300 employees, including the largest professional research organization in the industry.  For more information, visit www.costar.com

This news release includes "forward-looking statements" including, without limitation, statements regarding CoStar’s expectations, beliefs, intentions or strategies regarding the future. These statements are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. More information about potential factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those stated in CoStar's filings from time to time with the Securities and Exchange Commission, including CoStar’s Form 10-K for the year ended December 31, 2006, under the heading “Risk Factors” and CoStar’s Form 10-Q for the quarter ended March 31, 2007, under the heading “Risk Factors.”  In addition to these statements, there can be no assurance that the company is positioned for significant earnings growth throughout the second half of 2007 and 2008; that the company has nearly completed earlier reported step-ups in investing activity and is positioned to show strong earnings leverage over the next two quarters and throughout 2008; that the company’s significant investment in its business over the last three quarters coupled with improving operational efficiencies across its organization, position the company for sustained earnings leverage through 2008; that the company will not initiate additional new and significant investments in 2008; that the company’s primary focus moving forward will be working towards a 30% EBITDA margin in its U.S. operation; that the company will be able to achieve its goal of a 30% EBITDA margin in its U.S. operation; that the company will be able to successfully release CoStar Property Professional service in 81 new markets in the third and fourth quarters of 2007; that there is and will continue to be significant demand for the company’s services on a nationwide basis; that the company will be able to successfully provide its information service in every significant commercial real estate market in the U.S.; that CoStar will be able to successfully achieve its goal of being the only real estate information provider with the research organization, proprietary software and infrastructure to offer truly comprehensive, national U.S. and U.K. coverage; that the Company is or will be in a position to offer truly national information on a market-by-market and building-by-building basis enabling it to offer service in more markets and strengthening the value of its service; that CoStar will be able to provide each CCIM member access to all for lease listings in the respective CCIM member’s home market and access to CoStar’s for sale listings nationwide through CoStar Listings Express; that CoStar’s growing national coverage was a key factor in CCIM Institute’s selection of CoStar’s service; that the timing of the agreement with CCIM Institute will accelerate the expansion market opening process by introducing the company and its product offerings to a large number of commercial real estate professionals through a highly reputable channel; that 2007 non-cash equity compensation expense will be as stated in this press release; that overall 2007 revenue growth or organic growth will be as stated in this press release; that sequential quarterly revenue growth rates for the third and fourth quarters of 2007 will be as stated in this press release; that third quarter 2007 fully diluted net income per share will be as stated in this press release; or that net income per share for 2007 will be as stated in this press release.  All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update such statements.